Exhibit 10.20

AMENDING AGREEMENT NO. 3

THIS AGREEMENT made as of the 8th day of August, 2005,

BETWEEN:

NATIONAL CAR RENTAL (CANADA) INC.,

a corporation incorporated under the Canada Business Corporations Act,

(hereinafter called the “General Partner”),

- and -

1487792 ONTARIO INC.,

a corporation incorporated under the Business Corporations Act (Ontario),

(hereinafter called the “Additional General Partner”),

- and -

BNY TRUST COMPANY OF CANADA,

a trust company incorporated under the laws of Canada and registered to carry on the business of a trust company in each of the provinces of Canada, in its capacity as trustee of CANADIAN MASTER TRUST, a trust established under the laws of the Province of Ontario,

(hereinafter called the “Limited Partner”).

WHEREAS the General Partner, the Limited Partner and the Additional General Partner have entered into a fourth amended and restated limited partnership agreement made as of March 13, 1997 and executed on October 14, 2003, as amended by Amending Agreement No. 1 made as of July 13, 2004 and Amending Agreement No. 2 made as of October 28, 2004, each between the same parties in the same capacities (collectively, the “Limited Partnership Agreement”);

AND WHEREAS the General Partner, the Additional General Partner and the Limited Partner wish to further amend the Limited Partnership Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereby covenant and agree as follows:

1.                                      Interpretation

(a)                                  All words and expressions defined in the Limited Partnership Agreement and not otherwise defined in this Agreement have the respective meanings specified in the Limited Partnership Agreement.

(b)                                 Unless expressly stated otherwise, all references herein to sections or schedules of an agreement other than this Agreement shall be to the specific sections or schedules of the Limited Partnership Agreement.

(c)                                  Section headings are for convenience only.

2.                                      Amendments to the Limited Partnership Agreement

2.1                               Section 1.1 of the Limited Partnership Agreement is hereby amended by:

(a)                                  deleting the words “BBB or its equivalent or higher by two or more of the Rating Agency, S&P and Moody’s” where such words appear in the defined term “Eligible Manufacturer” and substituting therefor the words “BB or higher by the Rating Agency”;

(b)                                 deleting the words “October 31, 2007” where such words appear in the defined term “Partnership Termination Date” and substituting therefor the words “October 29, 2010”;

(c)                                  deleting the defined term “Program Amount” in its entirety and substituting therefor the following:

““Program Amount” means during the period from and after: (a) the date hereof up to and including the earlier of December 31, 2005 or the occurrence of a Termination Event, $575,000,000, (b) January 1, 2006 up to and including the earlier of the Partnership Termination Date or the occurrence of a Termination Event, $500,000,000 and (c) the earlier of the Partnership Termination Date or the occurrence of a Termination Event to and including the date that the business of the Partnership is wound up in accordance with Section 8.3(f) of this Agreement, zero;”;

(d)                                 deleting the defined term “Purchase Discount Amount” in its entirety and substituting therefor the following:

“Purchase Discount Amount” means for any Estimation or Tranche Period, the sum of (a) the Utilization Fee and (b) the product of (i) the proceeds from the issuance of the Notes outstanding in such Estimation Period or Tranche Period (whichever is applicable), (ii) the weighted average discount rate at which such

Notes were issued, plus the applicable Program Fee and (iii) the ratio obtained by dividing the weighted average number of days the Notes were outstanding during such Estimation Period or Tranche Period (whichever is applicable) by 365;”;

(e)                                  adding each of the following defined terms in the appropriate alphabetical order:

(i)                           ““Eligible Manufacturer Percentage” means, in respect of an Eligible Manufacturer at any time, if such Eligible Manufacturer’s unsecured long-term debt rating by the Rating Agency at such time is (i) BBB or higher, a percentage equal to the Partnership Program Vehicle Base Percentage, (ii) BBB (low), a percentage equal to the sum of (A) the Partnership Program Vehicle Base Percentage plus (B) one-quarter of the Partnership Percentage Differential at such time, (iii) BB (high), a percentage equal to the sum of (C) the Partnership Program Vehicle Base Percentage, and (D) one-half of the Partnership Percentage Differential at such time, and (iii) BB, a percentage equal to the sum of (E) the Partnership Program Vehicle Base Percentage, and (F) three-quarters of the Partnership Percentage Differential at such time;”;

(ii)                        ““Partnership Non-program Vehicle Percentage” means 17.5%;”;

(iii)                     ““Partnership Percentage Differential” means, on any date, the positive difference between the Partnership Program Vehicle Base Percentage on such date and the Partnership Non-program Vehicle Percentage on such date”;

(iv)                    ““Partnership Program Vehicle Base Percentage” means 9.75%;”;

(v)                       ““Partnership Program Vehicle Percentage” means, on any date, a percentage equal to the weighted average of the individual Eligible Manufacturer Percentages on such date, calculated based on the relevant percentage that the sum of the Current Book Values of the Partnership Program Vehicles and the Program Negotiation Vehicles manufactured by each such Eligible Manufacturer represents of the sum of the Current Book Values of all Partnership Program Vehicles and Program Negotiation Vehicles on such date;”;

(vi)                    ““Payout Date” means (a) during the period from (but excluding) September 1 of each year to (and including) December 31 of such year, each Friday (provided that if such day is not a Business Day, such Payout Date shall occur on the immediately preceding Business Day), (b) otherwise on the second Business Day after a Settlement Date;”;

(vii)                 ““Payout Report” means a weekly report substantially in the form of Schedule H provided by the General Partner to the Limited Partner pursuant to section 4.10;”; and

(viii)              ““Payout Reporting Date” means, in respect of a Payout Date, the day which is two Business Days prior to such Payout Date;”.

2.2                               Section 1.6 of the Limited Partnership Agreement is hereby amended by adding the words “Schedule H – Form of Payout Report” to the list of Schedules referred to in such section.

2.3                               Section 2.8(e) of the Limited Partnership Agreement is hereby amended by deleting such section in its entirety and substituting therefor the following:

“(e)                            the General Partner shall maintain at all times Tangible Net Worth at an amount not less than $45,000,000;”;

2.4                               Section 3.2(c) of the Limited Partnership Agreement is hereby amended by deleting the first sentence of section 3.2(c) in its entirety and substituting therefor the following:

“With respect to any Capital Call made pursuant to section 3.2(a), the General Partner must make, simultaneously with the payment from the Limited Partner, an Additional Capital Contribution by way of immediately available funds deposited to the Vehicle Account, in such amount that, after giving effect to all such capital contributions and the use of proceeds thereof, the General Partner’s Capital Account (calculated on the assumption that all Net Income of the Partnership up to the particular time has been allocated to the Partners at such time) less any capital contributed by the General Partner pursuant to section 4.4 shall be at least equal to the General Partner’s Capital Commitment”.

2.5                               Section 3.2(d) of the Limited Partnership Agreement is hereby amended by deleting such section in its entirety and substituting therefor the following:

“(d)                           The General Partner covenants and agrees to contribute at all times up to and including the day of occurrence of a Termination Event, but not after such day, sufficient capital to the Partnership from time to time by way of Additional Capital Contribution so that the General Partner’s Capital Account (calculated on the assumption that all Net Income of the Partnership up to the particular time has been allocated to the Partners at such time) less any capital contributed by the General Partner pursuant to section 4.4 shall be equal to at least the product of (i) the sum of (A) the product of the Partnership Program Vehicle Percentage and the percentage of Partnership Vehicles that are Partnership Program Vehicles (other than Program Negotiation Vehicles), (B) the product of the Partnership Program Vehicle Percentage and the percentage of Partnership Vehicles that are Program Negotiation Vehicles, and (C) the product of the Partnership Non-program Vehicle Percentage and the percentage of Partnership Vehicles that are Partnership Non-program Vehicles times (ii) the total capital of the Partnership other than capital contributed by the General Partner pursuant to section 4.4 and VAT Contributions that have not been returned to

Limited Partner pursuant to clause (e) below, such amount being referred to in this Agreement as the “General Partner’s Capital Committment”,”.

2.6                               Article 4 of the Limited Partnership Agreement is hereby amended by adding the following as section 4.10:

“4.10                  Payout Report

Not later than 12:00 noon (Toronto time) on each Payout Reporting Date, the General Partner shall provide to the limited Partner a Payout Report setting out the amount of funds that the General Partner has determined is to be distributed by the Partnership to the Limited Partner from the Vehicle Account on such Payout Date and used by the Limited Partner to repay Notes.”.

2.7                               Section 4.3(b) of the Limited Partnership Agreement is hereby amended by:

(a)                                  deleting the word “and” at the end of section 4.3(b)(iii);

(b)                                 deleting the period at the end of section 4.3(b)(iv) and substituting therefor the words “; and”; and

(c)                                  adding the following as section 4.3(b)(v):

“(v)                           on each Payout Date for which the General Partner has specified that it has determined, acting reasonably, that some or all of the cash in the Vehicle Account will not be required to fund the purchase of Vehicles required to be paid for in the Settlement Period in which the Payout Date occurs and that the General Partner desires that such cash be distributed to the Limited Partner, such cash may be distributed to the Limited Partner.”.

2.8                               Section 5.4(c) of the Limited Partnership Agreement is hereby amended by deleting such section in its entirety and substituting therefor the following:

“(c)                            When and to the extent the General Partner makes a Capital Call for the purpose of funding the purchase of Program Negotiation Vehicles, it shall ensure that after giving effect to such Capital Call, the General Partner’s Capital Account (calculated on the assumption that all Net Income of the Partnership up to the particular time has been allocated to the Partners at such time) less any capital contributed by the General Partner pursuant to section 4.4 shall be at least equal to the General Partner’s Capital Commitment”.

2.9                               The form of schedule annexed to this Agreement as Schedule A shall be added as “Schedule H” to the Limited Partnership Agreement.

3.                                      Other Documents

Any reference to the Limited Partnership Agreement made in any documents delivered pursuant thereto or in connection therewith shall be deemed to refer to the Limited Partnership Agreement as amended or supplemented from time to time.

4.                                      Miscellaneous

(a)                                  With the exception of the foregoing amendments, the Limited Partnership Agreement shall continue in full force and effect, unamended.

(b)                                 This Agreement shall enure to the benefit of and be binding upon the parties, their successors and any permitted assigns.

(c)                                  This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which when taken together, shall constitute one and the same instrument.

(d)                                 None of the rights or obligations hereunder shall be assignable or transferable by any party without the prior written consent of the other party.

(e)                                  This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized signatories thereunto duly authorized, as of the date first above written.

NATIONAL CAR RENTAL (CANADA) INC.

by	/s/ Peter Chung
	Name:	Peter Chung
	Title:	Executive Vice-President and Chief Financial Officer

1487792 ONTARIO INC.

by	/s/ Ian Bandeen
	Name:	Ian Bandeen
	Title:	President

BNY TRUST COMPANY OF CANADA, as trustee of CANADIAN MASTER TRUST (with liability limited to the assets of the Trust) by its Securitization Agent, BMO NESBITT BURNS INC.

by	/s/ [ILLEGIBLE]
Name:
Title:

by	/s/ Jerry Marriott
	Name:	Jerry Marriott
	Title:	Vice President, Securitization and Structured Finance

We hereby acknowledge notice of and consent to the foregoing amendments to the Limited Partnership Agreement.

DATED this 8th day of August, 2005.

VANGUARD CAR RENTAL USA HOLDINGS INC.

by	/s/ Gerard J. Kennell
	Name:	Gerard J. Kennell
	Title:	SVP & Treasurer

We hereby consent to the foregoing amendments to the Limited Partnership Agreement.

DATED this 8th day of August, 2005.

DOMINION BOND RATING SERVICE LIMITED

by	/s/ [ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	Assistant Vice President